EXHIBIT 10.17

                            REPRESENTATION AGREEMENT
                                WITH EC DESMOND
                              SALES AND MARKETING


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                            REPRESENTATION AGREEMENT

REPRESENTATIVE: E C Desmond Sales and Marketing
                20 Silverbrooke Circle
                Howell, NJ 07731

COMPANY:        Organic Sales and Marketing
                114 Broadway
                Raynham, MA 02767

TERRITORY: See attached account list

PRODUCTS: all retail products offered by Company as shown on price list attached

DATE OF AGREEMENT: October 1, 2007

                                                Initial of Representative's
                                                Officer
                                                /s/
                                                ---------------------------


                                                Initial of Company's
                                                Officer
                                                /s/
                                                ---------------------------


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                            REPRESENTATION AGREEMENT

      The Company hereby engages the Representative commencing with the date of this Agreement as its exclusive sales representative in the Territory under the following terms and conditions:

      1. The Representative shall diligently promote the sale of the Company's products and act as the Company's sales Representative for mass marketing accounts doing business in the Territory.

      2. The Representative will serve as an independent contractor and shall be responsible for and shall pay all applicable social security, withholding and other employment taxes, workman's compensation insurance and otherwise comply with all applicable laws concerning the employment by it of its employees used in the performance of services for the Company. The Representative will bear all expenses incurred in the course of the performance of its duties under this Agreement except those which the Company agrees in advance to pay.

      3. The Representative will inform customers of the Company's terms, prices and credit policies and will assist the Company in the collection of delinquent accounts in the territory if, when and where necessary. The Representative will make no representations, warranties or commitments purporting to be binding on the Company or which vary the Company's established policies and practices without the prior written consent of the Company.

      4. The Company shall pay to the Representative as compensation for its services under this Agreement a commission of five percent (5%) of the net payments made for product sold by the Company in the Territory. Commissions shall be paid by the fifteenth (15th) day of each month for payments made in the previous calendar month.

      5. The Company shall provide to the Representative, without charge, all necessary supplies, samples, promotional materials, advertisements and such other items as the Company deems necessary or desirable for the promotion of its business.

      6. The Company hereby agrees to indemnify and hold harmless the Representative against any and all losses, legal fees and reasonable expenses arising from claims for infringement of any patent rights by products offered by the Company and for property damage or personal injury arising from products manufactured or sold by the Company. The Company shall list the Representative as an additional named insured on its product liability insurance policy and provide to the Representative a certificate of such insurance.

      7. This Agreement shall have an initial term of one (l) years and shall then be automatically extended from year to year unless thirty (30) days before the end of the term either party gives written notice of termination to the other. Either party may terminate this Agreement at any time for failure of the other party to adequately perform its duties and obligations. The party wishing to terminate the Agreement shall provide written notice to the other party stating the reason for termination. If the other party has not cured the problems set forth in the notice within ninety (90) days after receipt of such notice, then the party that sent the notice may, by further written notice, terminate this Agreement. Upon termination, commissions for sales made before termination will be paid in accordance with the provisions of Section 4, above.

      8. This Agreement shall be governed and interpreted in accordance with the law of the State of Massachusetts and constitutes the entire understanding between the parties.


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      9. Any notice pursuant to this Agreement shall be sent to the address set forth for the parties on the first page. Any notice of under Section 7 shall be sent by certified mail, return receipt requested or by recognized national delivery service.

      IN WITNESS WHEREOF, the parties have executed this Sales Representation Agreement on the 6th day of November, 2007.

:                                 Organic Sales and Marketing, Inc.

                                  By:  /s/ Samuel F. H. Jeffries
                                       -------------------------

                                  E C Desmond Sales and Marketing

                                  By:  /s/ Elizabeth Cerenov
                                       ---------------------


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                        E. C. Desmond Sales and Marketing
                                  Account List

o     WakefernlShop-Rite
o     The Great Atlantic & Pacific Tea Company
o     Pathmark Supermarkets
o     Krasdale
o     Key Foods
o     General Trading
o     Restaurant Depot/Jetro
o     White Rose
      Kings
      -Foodtown
o     HaddonHouse
o     King Kullen
o     Redners Market
o     Bed Bath and Beyond